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                                                        EXHIBIT 24.1


                     CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Cintas Corporation for the registration of 114,723 shares of its common stock and to the incorporation by reference therein of our report dated July 8, 1996, with respect to the consolidated financial statements of Cintas Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended May 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                     ERNST & YOUNG LLP

Cincinnati, Ohio
September 6, 1996